Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F‑3 (No. 333-207546) and the Registration Statement on Form S-8 (No. 333-215498) of Foamix Pharmaceuticals Ltd. of our report dated February 21, 2017 relating to the financial statements, which appears in this Form 20‑F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 21, 2017	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556,
www.pwc.com/il